Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the proxy statement/prospectus included in the Registration Statement on Form S-4 of our report dated March 2, 2022, (which includes an explanatory paragraph relating to MedTech Acquisition Corporation’s ability to continue as a going concern), relating to the financial statements of MedTech Acquisition Corporation, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 5, 2023